UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2004

Gladstone Capital Corporation
(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 Anderson Road, Suite 208 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 286-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 7, 2004, the board of directors of Gladstone Capital Corporation (the “Company”) approved a revised code of business conduct and ethics which is applicable to all officers, directors and employees of the Company.  The board of directors revised the code of business conduct and ethics to provide its officers, directors and employees with greater clarity as to the Company’s expectations for handling ethical situations.  In particular, as revised, the code provides a detailed discussion of the Company’s policies with respect to matters such as: personal integrity; compliance with applicable laws; insider trading; environmental issues; conflicts of interest; maintenance of corporate books, records, documents and accounts; financial integrity; public reporting; fair dealing; gifts and entertainment; protection and proper use of the Company’s assets and corporate opportunities; confidentiality; and disclosures to the media and the public.   The board of directors approved the revised code of business conduct and ethics as part of a continuing commitment to maintaining the highest standards of corporate governance and not as a result of any concerns regarding the business conduct or ethics of the Company’s officers, directors or employees.  The revised code of ethics is available on the Company’s web site at http://www.gladstonecapital.com/docs/Code_of_Ethics_090804.doc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)

September 13, 2004	By:/s/ Harry Brill
(Harry Brill, Chief Financial Officer)